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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2001 relating to the consolidated financial statements which appears in Cabot Oil & Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Houston, Texas
August 24, 2001